Registration No. 333-151693

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DESTINY MINERALS INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

246 Horsham Avenue	National Registered Agents Inc. of NV
North York, Ontario	1000 East Williams Street, Suite 204
Canada M2N 2A6	Carson City, Nevada 89701
(888) 512-9124	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]

Common Stock	5,000,000	$0.02	$100,000	$3.93

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

DESTINY MINERALS INC.
Shares of Common Stock
3,000,000 minimum - 5,000,000 Maximum

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 3,000,000 shares minimum, 5,000,000 shares maximum. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank, 601 West Main Street, Spokane, Washington 99201. Its telephone number is (800) 756-8000. There is no escrow, trust or similar account in which your subscription will be deposited. The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. As a result, creditors could attach the funds. Only Emad Petro, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. The funds will be maintained in the separate bank until we receive a minimum of $60,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. In the event that 3,000,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you with interest and without deduction of any kind. We define “promptly” as a period of up to three days. We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day, however, we may not be able to make a prompt return of funds because of creditors’ rights. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank.

     There are no minimum purchase requirements.

     Our common stock will be sold by Emad Petro, our sole officer and director.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.02	$0.010	$0.010
Per Share - Maximum	$0.02	$0.006	$0.014
Minimum	$60,000	$30,000	$30,000
Maximum	$100,000	$30,000	$70,000

     The difference between the Aggregate Offering Price and the Proceeds to Us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

     The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property located in the Province of Quebec, Canada. Record title to the property upon which we intend to conduct exploration activities is held in our name. The property consists of nine claims containing 503.79 hectares and is subject to a 1% net smelter royalty. We intend to explore for gold on the property.

     We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     Our principal executive office is located at 246 Horsham Avenue, North York, Ontario, Canada M2N 2A6. Our telephone number is (888) 512-9124 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is March 31.

The offering

     Following is a brief summary of this offering:

Securities being offered	3,000,000 shares of common stock, minimum, 5,000,000
shares of common stock maximum, par value $0.00001.
Offering price per share	$0.02
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	$30,000 assuming the minimum number of shares is sold.
$70,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for the cost of conducting
exploration activities on one property.
Number of shares outstanding before	5,000,000
the offering
Number of shares outstanding after the	10,000,000
offering if all of the shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2008
(Audited)
Balance Sheet
Total Assets	$50
Total Liabilities	$22,025
Stockholders Deficit	$(21,975)

Period from
February 12, 2008 (date of
inception) to March 31, 2008
(Audited)
Income Statement
Revenue	$0
Total Expenses	$22,025
Net Loss	$(22,025)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. Risks associated with Destiny Minerals Inc.:

     1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

     2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

     Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

     3. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. Consequently, any funds spent on exploration will probably be lost which result in a loss of your investment.

     4. We lack an operating history and have a loss which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on February 12, 2008, and we have started limited exploration operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $22,025. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property

*	our ability to economically extract the minerals

*	our ability to generate revenues and ultimately become profitable.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     5. Because all of our assets, our sole officer and director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officers and directors.

     All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole officer and director is a national and/or resident of a country other than the United States, and all of his assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our officers and directors predicated upon the securities laws of the United States or any state thereof.

     6. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. Consequently, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

     7. Weather interruptions in the province of Quebec may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

     8. Because our sole officer and director has other outside business activities and he will only be devoting 10% of his time or approximately four hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because our sole officer and director has other outside business activities and will only be devoting 10% of his time or four hours each per week to our activities, our activities may be sporadic and occur at times which are convenient to them. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

     9. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

     There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

     10. Because our sole officer and director is risking a small amount of capital and property, while you, on the other hand, are risking up to $100,000, if we fail, you will absorb most of our loss.

     Our sole officer and director will receive a substantial benefit from your investment. Our president, Mr. Petro, paid for the mineral property, paid expenses and made a loan to us, all of which totaled $22,025. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while our officer and director, Mr. Petro will lose only $22,025.

     11. Because there is no public trading market for our common stock, you may not be able to resell your stock, and as a result, your investment is illiquid.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. Your investment is illiquid and there is no assurance that you will be able to resell your shares.

     12. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     13. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker-dealer receives; and, furnishing of monthly account statements. For sales of our securities, the broker-dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of these additional sales practices could adversely affect your ability to dispose of our stock.

USE OF PROCEEDS

     Our offering is being made on a $60,000 minimum $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if $60,000, $80,000, and $100,000 are raised in this offering.

	$60,000	$80,000	$100,000

Gross proceeds	$60,000	$80,000	$100,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$30,000	$50,000	$70,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Sampling, Mapping	$15,500	$29,500	$65,500
Report and Analysis	$7,500	$7,500	$7,500
Telephone	$500	$500	$500
Mail	$100	$100	$100
Stationary	$100	$100	$100
Accounting	$1,000	$2,000	$5,000
Office Equipment	$300	$300	$1,300
Secretary	$0	$0	$5,000

     Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees. A portion of the Offering Expenses will be used to repay Mr. Petro for funds advanced for legal and accounting fees.

     Exploration expenditures consist of fees to for consulting services, the cost of trenching, sampling, and cost of analyzing core samples. We are not going to spend any money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. Our consultant, in consultation with our officers, will supervise and contract for our exploration operations through independent contractors. Sampling, mapping, analysis of the samples will be used to determine the next step in the exploration program. We estimate it will cost between $23,000 and $73,000 for the foregoing.

     Assuming the maximum number of shares are sold, we have allocated funds for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

     We have allocated a large sum of money for exploration because we do not know how much will ultimately be needed. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only if we determine we have reserves will we consider developing the property.

     No proceeds from the offering will be paid to sole officer and director.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history

*	The proceeds to be raised by the offering

*	The amount of capital to be contributed by purchasers in this offering in proportion to

*	The amount of stock to be retained by our existing Stockholders, and

*	Our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of March 31, 2008, the net tangible book value of our shares of common stock was a deficit of $(21,975) or approximately $(0.0044) per share based upon 5,000,000 shares outstanding.

If 5,000,000 Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 10,000,000 shares to be outstanding will be $48,025 or approximately $0.0048 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0044 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.0048 per share.

     After completion of this offering, if 5,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.02 per share. Our existing stockholders will own approximately 50.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or $0.00001 per share.

If 4,000,000 Shares Are Sold:

     Upon completion of this offering, in the event 4,000,000 shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $28,025, or approximately $0.0031 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0044 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.0031 per share.

     After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.44% of the total number of shares then outstanding for which you will have made a cash investment of $80,000, or $0.02 per share. Our existing stockholders will own approximately 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or $0.00001 per share.

If 3,000,000 Shares Are Sold:

     Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $8,025, or approximately $0.0010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0044 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.0010 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.50% of the total number of shares then outstanding for which you will have made a cash investment of $60,000, or $0.02 per share. Our existing stockholders will own approximately 62.50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.0044)
Potential gain to existing shareholders	$70,000
Net tangible book value per share after offering	$0.0048
Increase to present stockholders in net tangible book value per share after offering	$0.0044
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	10,000,000
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0152
Capital contributions	$100,000
Number of shares after offering held by public investors	10,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if 80% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0169
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	44.44%

Purchasers of Shares in this Offering if 60% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0190
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	37.50%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 5,000,000 shares of common stock on a self-underwritten basis, 3,000,000 shares minimum, 5,000,000 shares maximum basis. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank, 601 West Main Street, Spokane, Washington 99201. Its telephone number is (800) 756-8000. The funds will be maintained in the separate bank until we receive a minimum of $60,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. It is merely a separate interest bearing savings account under our control where we have segregated your funds. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $60,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.

     If we do not receive the minimum amount of $60,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you with interest and without a deduction of any kind. We define “promptly” as a period of up to three days. We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day, however, we may not be able to make a prompt return of funds because of creditors’ rights. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $60,000 within the 270 day period referred to above. There are no finders involved in our distribution. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;

*	change in the offering price;

*	change in the minimum sales requirement;

*	change to allow sales to affiliates in order to meet the minimum sales requirement; and

*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through Mr. Petro, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Petro is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and are currently not a broker-dealer or associated with a broker-dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Petro will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement

2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Destiny Minerals Inc.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by other. We must raise cash to implement our project and stay in business. If we raise the minimum amount of money in this offering, we believe it will last twelve months.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

     Access is provided by several trails, tertiary and secondary roads near the property.

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we can’t remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can’t raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Limited exploration in the form of obtaining surface samples, has been conducted. Further exploration will occur when we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the recording of the property by David Zamida and a physical examination of the property by Emad Petro, our sole officer and director. The registration of the claims was included in the $5,000.00 paid to Mr. Zamida. No additional payments were made or are due to Mr. Zamida for his services, with the exception of a 1% smelter royalty. The claims were recorded in our name. Before mineral retrieval can begin, we must explore for and find mineralized material. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under our property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our property.

     We intend to implement an exploration program which consists of:

1.	Compilation of information about the property and property visit.

2.	Mapping and sampling.

3.	Preparation of technical report.

4.	Soil geochemistry and detailed mapping.

5.	Core drilling.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We don’t intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The milestones are as follows:

1.	June 2008 to September 2008 - retain Geologica Group Conseil to conduct the geoscientific compilation and site visit. Cost - $6,000. Time involved - 0-90 days.

2.

October 2008 to March 2009 – Mapping and sampling of property. Cost - $15,500 to $65,500, depending upon how much is raised in this public offering. Time involved – up to six months, weather permitting.

3.	April 2009 to May 2009 - Analysis of samples. Preparation of technical report. Cost - $7,500.

     The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

     There is limited historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct research and exploration of our property before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering, whether it be the minimum amount or the maximum amount, will allow us to operate for one year.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

     Our sole officer and director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. The foregoing agreement is oral, there is nothing in writing to evidence the same. While our sole officer and director has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

     We have the right to explore one property containing nine claims. We will begin our exploration plan upon completion of this offering. We expect to start exploration operations, weather permitting, within 90 days of completing this offering. As of the date of this prospectus we have yet to begun operations and therefore we have yet to generate any revenues.

     Since inception, we have issued 5,000,000 shares of our common stock and received $50.

     We issued 5,000,000 shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $50. This was accounted for as an acquisition of shares. Mr. Petro covered our initial expenses of $22,025 including incorporation, accounting and legal fees and for registering the property, all of which was paid directly to David Zamida; Geologica Groupe Conseil, our geological consultants; our attorney; and, our accountant. The amount owed to Mr. Petro is non-interest bearing, unsecured and due on demand. Further the agreement with Mr. Petro is oral and there is no written document evidencing the agreement.

     As of March 31, 2008, our total assets were $50 and our total liabilities were $22,025 for a working capital deficit of $(21,975).

BUSINESS

General

     We were incorporated in the State of Nevada on February 12, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent’s office at National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our business office is located at 246 Horsham Avenue, North York, Ontario, Canada M2N 2A6. Our telephone number is (888) 512-9124. This is Mr. Petro’s home. We use this space on a rent free basis.

     There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

     In March 2008, we acquired one mineral property containing nine mineral claims located in the province of Quebec, Canada. Quebec allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by map designation or by staking. Quebec’s mining system promotes the development of mineral resources, while taking other possible uses of the territory into consideration. It is based on the “free mining” principle, which allows the broadest possible access to the territory, regardless of means, on a first come, first serve basis, and where the title obtained includes the exclusive right to search for mineral substances and the assurance of being able to obtain, under certain conditions, the right to mine the mineral substance discovered. The property was recorded by David Zamida. Mr. Zamida transferred the property to us in consideration of $5,000 and a 1% net smelter royalty. Mr. Zamida is a non-affiliate third party.

     A net smelter royalty is a fee paid to a landowner or claimholder that is a percentage of a minerals’ value at time of sale. This type of royalty is free of all development, operating and environmental liability costs. Accordingly for every $1 of mineralized material sold, Mr. Zamida will receive $0.01. There is no assurance, however, we will ever discover mineralized material, develop the property and ever sell any mineralized material to anyone.

     We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

     Claims may be recorded in the names of individuals or corporations. Prospecting licenses, however, may only be issued in the name of individuals. Our claims are recorded in our name and Emad Petro, our president holds the prospecting license. We have the exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease vertically downward of our property. The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

     The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

     The following is a list of claims and expiration dates:

Date of
Claim No.	Expiration
NTSC 32E07-CDC 123549	September 25, 2009
NTSC 32E07 CDC 123551	September 25, 2009
NTSC 32E07 CDC 123553	September 25, 2009
NTSC 32E07 CDC 123555	September 25, 2009
NTSC 32E07 CDC 123557	September 25, 2009
NTSC 32E07 CDC 123559	September 25, 2009
NTSC 32E08 CDC 123561	September 25, 2009
NTSC 32E08 CDC 123563	September 25, 2009
NTSC 32E08 CDC 123565	September 25, 2009

     In order to maintain these claims we must complete work on the property or pay a fee of approximately CND$1,250 per claim.

Map 1

Map 2

Location and Access

     The Valrennes property is located in the north part of the Abitibi Greenstone Belt, approximately 80 kilometres southwest of the town of Matagami in the Abitibi region in Quebec, Canada. The property is easily accessible by several trails, tertiary and secondary roads near the property.

     The property consists of 9 claims respectively located in Valrennes Township covering a surface area of 503.79 hectares. We own 100% interest of the mineral rights, subject to a 1% smelter royalty. There are no native land claims that affect the title to the property. The property was selected due to the presence of silver, gold and copper in the area.

     The property is easily accessible by several trails, tertiary and secondary roads near the property.

Physiography

     The topography is of low relief, which rarely exceeds 100 meters, locally swampy, while spruce forest and mixed birch deciduous, and coniferous forest (tamarack spruce, jackpine) cover the area. Where eskers and glacial deposits are found, the relief makes gently The local climate is that of the Canadian Shield at this latitude, that is to say typically continental, with hard winters extending from October to April, snow which can reach several meters and of total precipitation of 80 centimeters per year. The summers are relatively hot and fairly wet. Qualified manpower and infrastructure are available in the area.

History

     There is evidence of previous exploration activity on the property.

Property Geology

     The local geology consists of hornoclinal basaltic flows with interflows of cherts, minor felsic volcanics and altered mineralized rhyolites.

Supplies

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other Property

     Other than our interest in the property, we own no plants or other property.

Our Proposed Exploration Program

     Working with a budget of between $30,000 and $70,000, we plan on doing trenching work with a back-hoe to expose bedrock. Metal detecting, soil and rock chip sampling, and geological mapping will be done once the bedrock is exposed. The object of this work will be to determine if there is a possibility that there is an economically recoverable gold resource on this property. All sample locations will be marked and mapped. The initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

     It will take us two to three weeks to complete the trenching and collect the samples. Samples will be shipped to certified assayers located in Montreal, Canada. It will take another two to three weeks to obtain results from the lab. We will plot all sample locations on enlarged topographical maps and provide GPS with these locations.

     Funds will be used exclusively for trenching, grid installation, metal detection, sample collecting, supplies, shipping, lab costs, meals, motels, truck fuel and labor.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be completed until we raise additional money. That is because we do not have money to complete exploration.

     Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Mr. Zamida, a non-affiliate third party and an examination of the property by Mr. Petro, our president. We paid Mr. Zamida $5,000 for the claim. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of:

1.	Compilation of information about the property and property visit.

2.	Mapping and sampling.

3.	Preparation of technical report.

4.	Soil geochemistry and detailed mapping.

5.	Core drilling.

     The breakdowns were made in consultation with Geologica Groupe Conseil whom we intend to retain for our exploration program. We will have the funds to complete items 1-3.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

     If we are unable to complete exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     Our exploration program will not result in the generation of revenue. It is designed only to determine if mineralized material is located on the property. Revenue will only be generated if we discover mineralized material and extract the minerals and sell them. Because we have not found mineralized material yet, it is impossible to project revenue generation.

     We anticipate starting exploration activity ninety days after this public offering is completed, weather permitting.

Competitive Factors

     The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to Quebec’s Mining Act. This act sets forth rules for

*	locating claims

*	posting claims

*	working claims

*	reporting work performed

Environmental Law

     Policies and procedures for exploration and development are informal in Quebec. These policies and procedures are not mandated by statute. Instead they are outlined in guidelines. A claim holder, however, we cannot erect or maintain a construction on the property without obtaining permission from the Ministere des Ressources naturelles e de la Faune unless such a construction is specifically allowed for by ministerial order as published in the Garette officielle du Quebec. An application is not necessary for temporary shelters that are made of pliable material over rigid supports that can be dismantled and transported.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in Quebec is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 to $2,250. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Petro has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

     We intend to use the services of subcontractors for manual labor exploration work on our property.

Employees and Employment Agreements

     At present, we have no full-time employees. Our sole officer and director is a part-time employee and will devote about 10% of his time or four hours per week to our operation. Mr. Petro does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Mr. Petro will handle our administrative duties. We intend to subcontract all work out to third parties. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future with the exception of Geologica Groupe Conseil. We do not intend to do so until we complete this offering.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Emad Petro	33	president, principal executive officer, secretary,
246 Horsham Avenue		treasurer, principal financial officer, principal
North York, Ontario		accounting officer and sole member of the board of
Canada M2N 2A6		directors.

     The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

     Since our inception on February 12, 2008, Emad Petro has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. From January 2003 to December 2003, Mr. Petro was employed as a room division manager with Western Hotel located in Toronto, Ontario. From April 2004 to September 2006, Mr. Petro worked in the Wealth Management department of CIBC, a major financial services company in the areas of private banking, portfolio management and investment management. From September 2006 to present day, Mr. Petro is the managing partner of HotSpot Auto Parts, a auto parts business located in Pickering, Ontario.

     During the past five years, Mr. Petro has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Petro was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Petro’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee is that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending March 31, 2008 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus Awards Awards			sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Emad Petro	2008	0	0	0	0	0	0	0	0
President &	2007	0	0	0	0	0	0	0	0
Treasurer	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	Or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Emad Petro	0	0	0	0	0	0	0

     Our sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her/his position, if she/he acted in good faith and in a manner she/he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify her/him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Emad Petro	5,000,000	100%	5,000,000	50.00%
246 Horsham Avenue
North York, Ontario
Canada M2N 2A6

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his stock holdings. Mr. Petro is our only “promoter.”

Future sales by existing stockholders

     A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto. A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations. We believe we are not a shell at this time since we have more than nominal operations.

     Shares purchased in this offering, will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock. There is no assurance a market will ever develop for our common stock.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*    are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, Mr. Petro, our sole officer and director, will own approximately 50.00% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     On February 12, 2008, we issued a total of 5,000,000 shares of restricted common stock to Mr. Petro, our sole officer and director in consideration of $50.

     Further, Mr. Petro has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of March 31, 2008, Mr. Petro advanced us $22,025. Mr. Petro will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Petro. The obligation is due on demand. The obligation to Mr. Petro does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Petro or the repayment of the funds to Mr. Petro. The entire transaction was oral.

     Mr. Petro allows us to use approximately 100 square feet of his home for our operations on a rent free basis.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Malone & Bailey, P.C., Independent Registered Public Accounting Firm, 2925 Briarpark, Suite 930, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

     Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Independent Registered Public Accountants.

     Our financial statements from inception to March 31, 2008 (audited), immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Destiny Minerals, Inc.
Ontario, Canada

We have audited the accompanying balance sheet of Destiny Minerals Inc., (“Destiny”) as of March 31, 2008 and related statements of expenses, stockholders’ deficit and cash flows for the period from February 12, 2008 (inception) through March 31, 2008. These financial statements are the responsibility of Destiny’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Destiny as of March 31, 2008 and the results of its operations and its cash flows for the period from February 12, 2008 (inception) through March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Destiny will continue as a going concern. As discussed in Note 2 to the financial statements, Destiny has a working capital deficiency, has not generated revenues and has accumulated losses since inception, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, P.C.

www.malone-bailey.com
Houston, Texas
May 30, 2008

DESTINY MINERALS INC.
(A Exploration Stage Company)
BALANCE SHEET
March 31, 2008

ASSETS

Current Assets

Cash and Cash Equivalents	$50
TOTAL ASSETS	50

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Advances from a related party	$22,025
TOTAL LIABILITIES	22,025

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
none issued and outstanding
Common stock, 100,000,000 shares authorized, $0.00001 par value;
5,000,000 shares issued and outstanding	50
Additional paid-in capital	-
Deficit accumulated during exploration stage	(22,025)
TOTAL STOCKHOLDERS' DEFICIT	(21,975)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$50

The accompanying notes are an integral part of these financial statements.

DESTINY MINERALS INC.
(An Exploration Stage Company)
Statement of Expenses
For the period from February 12, 2008 (inception) through March 31, 2008

EXPENSES
Exploration and Development	$5,000
Legal and Accounting	15,000
General and Administrative	2,025

NET LOSS	$(22,025)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

	DESTINY MINERALS INC.
	(An Exploration Stage Company)
	Statement of Stockholders' Deficit
For the period from February 12, 2008 (inception) through March 31, 2008

				Deficit
				Accumulated
				during	Total
	Common Stock		Paid-in	exploration	Stockholders'
	Shares	Amount	Capital	stage	Deficit

Stock issued for cash	5,000,000	$50	$-	$-	$50

Net loss	-	-	-	(22,025)	(22,025)

Balance at March 31, 2008	5,000,000	$50	$-	$(22,025)	$(21,975)

The accompanying notes are an integral part of these financial statements.

DESTINY MINERALS INC.
(An Exploration Stage Company)
Statements of Cash Flows
For the period from February 12, 2008 (inception) through March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,025)
Net cash used in operating activities	(22,025)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from a related party	22,025
Proceeds from issuance of common stock	50
Net cash provided by financing activities	22,075

Net change in cash	50

Cash, beginning of period	-

Cash, end of period	$50

SUPPLEMENTAL DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

DESTINY MINERALS INC.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1. Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business. Destiny Minerals Inc. (the “Company”) was incorporated in Nevada on February 12, 2008 and its principal business is the acquisition and exploration of mineral resources.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Acquisition, Exploration and Development Costs. Mineral property acquisition, exploration and related costs are expensed as incurred unless proven and probable reserves exist and the property may commercially be mined. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and develop the property for production, may be capitalized. In addition, the Company may capitalize previously expensed acquisition and exploration costs if it is later determined that the property can economically be developed. Interest costs, if any, allocable to the cost of developing mining properties and to constructing new facilities are capitalized until operations commence. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are also capitalized. All such capitalized costs, and estimated future development costs, are then amortized using the units-of-production method over the estimated life of the ore body. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets."

Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended March 31, 2008, there were no potentially dilutive securities outstanding.

Revenue recognition. Destiny recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped. For the period ended March 31, 2008, Destiny Minerals had no revenues.

DESTINY MINERALS INC.
(An Exploration Stage Company)
Notes to the Financial Statements

Cash and Cash Equivalents. For purposes of the statement of cash flows, Destiny Minerals considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes. Destiny recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Destiny provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently Issued Accounting Pronouncements. Destiny Minerals does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies Destiny will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Destiny be unable to continue as a going concern. As at March 31, 2008, Destiny has a working capital deficiency, has not generated revenues and has accumulated losses of $22,025 since inception. The continuation of Destiny as a going concern is dependent upon the continued financial support from its shareholders, the ability of Destiny Minerals to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding Destiny’s ability to continue as a going concern.

Note 3. Related Party Transactions

On March 31, 2008, Destiny owed its president and sole director $22,025 for advances made to Destiny. The total amount is unsecured, non interest bearing, and has no specific terms for repayment.

Note 4. Common Stock

On February 12, 2008, Destiny issued 5,000,000 common shares to its president and sole director at $0.00001 per share for $50.

DESTINY MINERALS INC.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 5. Income Taxes

Destiny uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Destiny incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $22,000 at March 31, 2008, and will expire in the year 2028.

At March 31, 2008, deferred tax assets consisted of the following:

Deferred tax assets	$7,489
Less: valuation allowance	(7,489)
Net deferred tax asset	$-

Note 6. Mineral Properties

We currently hold 100% interest in the Valrennes property. We purchased the nine claims comprising the Valrennes from an individual who serves as our consultant in Quebec. We own mining concessions for the property, which are subject to a 1% net smelter return on any production to this consultant. We paid the consultant $5,000 for the property and no royalties are due at this time. The property is in the exploration stage and has no proven or probable reserves.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.93
Printing Expenses	200.00
Accounting Fees and Expenses	4,096.07
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00

TOTAL	$30,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Emad Petro	February 12, 2008	5,000,000	50.00
246 Horsham Avenue
North York, Ontario
Canada M2N 2A6

     We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The transaction took place outside the United States of America with a non-US person.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certification.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the
Securities being registered.
10.1*	Smelter Agreement
23.1	Consent of Malone & Bailey, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*     Previously filed.

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of North York, Ontario, Canada, on this 21st day of July, 2008.

DESTINY MINERALS INC.

BY:   EMAD PETRO
         Emad Petro, President, Principal Executive Officer,
         Secretary, Treasurer, Principal Financial Officer,
         Principal Accounting Officer and sole member of the
         Board of Directors.

EXHIBIT INDEX

		Incorporated by reference
Exhibit					Filed
No.	Document Description	Form	Date	Number	herewith

3.1	Articles of Incorporation.	S-1	6/16/08	3.1
3.2	Bylaws.	S-1	6/16/08	3.2
4.1	Specimen Stock Certificate.	S-1	6/16/08	4.1
5.1	Opinion of The Law Office of Conrad C. Lysiak,	S-1	6/16/08	5.1
	P.S., regarding the legality of the Securities being
	registered.
10.1	Smelter Agreement	S-1	6/16/08	10.1
23.1	Consent of Malone & Bailey, P.C., Independent				X
	Registered Public Accounting Firm
23.2	Consent of The Law Office of Conrad C. Lysiak,	S-1	6/16/08	23.2
	P.S.
99.1	Subscription Agreement.	S-1	6/16/08	99.1